UFOOD RESTAURANT GROUP, INC.

2007 EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AGREEMENT

Agreement made this ___ day of _______, ____ between UFood Restaurant Group, Inc., a Nevada corporation (hereinafter called the "Company") and __________ (hereinafter called the "Grantee").

WHEREAS, the UFood Restaurant Group, Inc. 2007 Equity Incentive Plan (the "Plan") was adopted, effective on August 17, 2007, and approved by the stockholders of the Company on such date; and

WHEREAS, the Company desires to provide the Grantee, as an employee of the Company, with an opportunity to acquire or increase his or her proprietary interest in the business of the Company and, through stock ownership, to possess an increased personal interest in their continued success and progress.

NOW, THEREFORE, in consideration of the promises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the Company and the Grantee agree as follows:

1. Award of Option. The Company hereby awards to the Grantee, as a matter of separate inducement and agreement, and not in lieu of salary or any other compensation for services, options to purchase an aggregate of _______shares of the Company's Common Stock pursuant to the Non-Qualified Stock Option provisions contained in Section 6 of the Plan, on the terms and conditions hereinafter set forth, at the purchase price of $______ per share (such shares, number of shares and purchase price being subject to adjustment as provided in Section 5(b) of the Plan).

2. Terms of Plan. The Plan, a copy of which is attached hereto as Exhibit A, is incorporated herein by reference and is made part of this Agreement as if fully set forth herein, and capitalized terms used herein without definition are used with the meanings given to them in the Plan. This Agreement is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Plan as the same exists at the time of this Agreement's execution. The Plan shall control in the event there is any express conflict between the Plan and the terms hereof, and on such matters that are not expressly covered in this Agreement. Subsequent amendments of the Plan shall not adversely affect the Grantee's rights under this Agreement.

3. Vesting of Option. The Stock Options granted pursuant to this Agreement shall vest as follows: ____________ .

4. Termination of Employment. If a Grantee terminates employment with the Company for reasons other than death, the term of any then outstanding vested Non-Qualified Stock Option held by the Grantee shall extend for a period ending one year after such Grantee’s termination of employment with the Company.

If a Grantee dies without having fully exercised any then outstanding vested Non-Qualified Stock Options, the representative of the Grantee's estate or beneficiaries thereof to whom the option has been transferred shall have the right to exercise such options in whole or in part during the period ending on the date on which such Non-Qualified Stock Option would otherwise expire. The number of shares of Stock in respect of which a Non-Qualified Stock Option may be exercised after a Grantee's death shall be the number of shares of Stock in respect of which such option could be exercised as of the Grantee's date of death.

5. Manner of Exercise. Full payment for the shares purchased shall be made at the time of any exercise under this Agreement. The purchase price shall be payable to the Company either (i) in cash or by check, bank draft, postal or express money order, (ii) through the delivery of shares of Stock of the Company then owned by the Grantee having a Fair Market Value on the date of exercise equal to the full purchase price, (iii) through the proceeds of a loan from an independent broker-dealer whereby the loan is secured by the option or the Stock to be received upon exercise, or (iv) by a combination of the above; provided, however, that no fractional share shall be accepted by the Company in partial payment of the purchase price of any Stock but the value of any such fractional interest shall be paid to the Company in the manner specified in (i) above.

Subject to the terms and conditions hereof, the Non-Qualified Stock Options shall be exercisable by notice to the Company on the form provided by the Company, a copy of which is attached hereto. In the event that the Non-Qualified Stock Options are being exercised by any person or persons other than the Grantee, the notice shall be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise any right under this Agreement.

6. Rights of Grantee. The grant of an option in any year shall not give such Grantee any right to similar grants in future years. Neither the Grantee nor any other person legally entitled to exercise any rights under this Agreement shall be entitled to any of the rights or privileges of a stockholder of the Company with respect to any shares which may be issuable upon any exercise pursuant to this Agreement, unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to the Grantee or such person.

7. Non-Transferability of Option. Except as otherwise provided herein, a Non-Qualified Stock Option and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any way, other than by will or the laws of descent and distribution, and a Non-Qualified Stock Option shall be exercisable during the Grantee's lifetime only by the Grantee or his or her conservator.

8. Taxes and Withholding. All payments to a Grantee or to his or her legal representative shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Company the amount of any withholding taxes which the Company is required to withhold with respect to a Non-Qualified Stock Option or its exercise. In the event that such payment is not made when due, the Company shall have the right to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person all or part of the amount required to be withheld.

9. Notices. Each notice to the Company relating to this Agreement shall be in writing and delivered in person or by registered mail to the Company at its office, or such other address as the Company may specify in writing to the Grantee, to the attention of the Chief Financial Officer. All notices to the Grantee or other person or persons then entitled to exercise any right pursuant to this Agreement shall be delivered to the Grantee or such other person or persons at the Grantee's address specified below or at such other address as the Grantee or such other person may specify in writing to the Company by a notice delivered in accordance with this paragraph.

10. Restriction on Shares. The Company's obligation to issue or deliver any certificate or certificates for shares of Stock under this option, and the transferability of shares acquired by the exercise of this option, shall be subject to all of the following conditions:

(a)
Any registration or other qualification of such shares under any provincial or other governmental law or regulation, or the maintaining in effect of any such registration or other qualification which the Company shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(b)
The obtaining of any other consent, approval, or permit from any provincial or other governmental agency which the Company shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

11. Miscellaneous. This Agreement and the Plan comprise the entire Agreement between the parties hereto. This Agreement may not be modified or terminated orally, and it shall be deemed to be a contract, subject to construction and enforcement in accordance with the laws of the State of Nevada.

12. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each successor of the Company, and to the extent specifically provided herein and in the Plan, inure to the benefit of and be binding upon the Grantee and the Grantee's heirs, legal representatives, and successors.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement is executed by the Grantee and by the Company through its duly authorized officer or officers as of the day and year first above written.

UFOOD RESTAURANT GROUP, INC.

By:

Grantee

(Address)

Social Security No.

LETTER OF STOCK OPTION EXERCISE

Dated: _________________

UFood Restaurant Group, Inc.
255 Washington Street, Suite 100
Newton, MA 02458

Attention: Chief Financial Officer

Ladies and Gentlemen:

I wish to purchase the following shares of Common Stock pursuant to the option granted to me on _____________, ____ under the UFood Restaurant Group, Inc. 2007 Equity Incentive Plan:

Non-Qualified Stock Option Shares: _______

The purchase price for these shares is $________ per share. My check payable to UFood Restaurant Group, Inc. in the amount of $________ in payment of the purchase price is enclosed.* Please issue the stock certificate(s) for these shares in my name as follows:

_______________________________________________________
**Name
______________________________________________________

_______________________________________________________
Address

_______________________________________________________
Social Security Number

Sincerely yours,

_______________________________
Signature

_______________________________
Office Telephone/Home Telephone

*	If stock is used in payment, please contact the Secretary’s Office at 255 Washington Street, Suite 100, Newton, MA 02458.

**
If you wish to have the shares issued in your name and that of another person jointly, we suggest that the following form be used: "(Your name) and (name of other person), as joint tenants with right of survivorship."

LETTER OF STOCK OPTION GRANT

[Date]__________________, _________

(Grantee)

Dear

I am pleased to confirm that you have been awarded a Non-Qualified Stock Option under the UFood Restaurant Group, Inc. 2007 Equity Incentive Plan. Enclosed are two copies of a Non-Qualified Stock Option Agreement, which have been signed by UFood Restaurant Group, Inc. Please sign both copies and return one to me in the enclosed envelope.

Also enclosed are copies of the UFood Restaurant Group, Inc. 2007 Equity Incentive Plan and the form to be used upon exercise of any part of the options.

The option covers common shares of UFood Restaurant Group, Inc. and becomes exercisable in installments over ___ years. In addition, the shares covered by this option have not been registered under applicable securities laws. Accordingly, under these laws, until such time as an effective registration statement is filed or an exemption becomes available with respect to these shares, there are prohibitions upon the exercise of this option and the later sale of any shares purchased under this option. These prohibitions stem from the securities laws and will be discussed with you at a later date.

Meanwhile, we wish to forward the copies of the option agreement to you at this time.

Sincerely,

UFood Restaurant Group, Inc.

By:______________________________
Name:
Its: